EXHIBIT 10.15
UMPQUA HOLDINGS CORPORATION
NOTICE OF DIRECTOR RESTRICTED STOCK AWARD
“Participant”:

Award Type: Restricted Stock Award

Shares Subject to Award:

“Award Date”:

Plan Name: Umpqua Holdings Corporation 2013 Incentive Plan

Effective April __, 2020, you have been granted a Restricted Stock Award (the “Award”) for the number of shares listed above. This Notice of Restricted Stock Award (“Notice”) together with the Umpqua Holdings Corporation 2013 Incentive Plan (“Plan”) and the corresponding Restricted Stock Award Agreement (“Agreement,” with this Notice and the Plan, the “RSA Documents”) delivered to you and in effect as of the Award Date contain the terms of your Award. The Plan and the Agreement are hereby incorporated by reference and made a part of this Notice, and capitalized terms not defined in this Notice have the meaning given in the Plan or the Agreement.

If you wish to decline the Award, promptly notify Andrew Ognall of your decision in writing (andrewognall@umpquabank.com) not less than two days after the Award Date.

Vesting Conditions

Except as otherwise set forth in the RSA Documents, the shares subject to this Award will vest according to the schedule below.

Vesting Date Vest Quantity
04/__/2021 100%

Except as set forth below, no shares subject to this Award will vest after the occurrence of any Forfeiture Event.

In the event of resignation by Participant prior to the Vesting Date, a prorated amount of the shares subject to this Award will vest based on the number of days served by director during the period between the Award Date and the Vesting Date. In the event of a Change in Control and the successor or acquiring entity assumes, converts, replaces or substitutes Awards, if Participant’s Continuous Service with the Company is terminated prior to the Vesting Date, all Unvested Shares shall vest as of the date of such event and shall be distributed in accordance with Section 4.2 of the Agreement.

No Current Payment of Dividends

Any and all cash dividends and stock dividends with respect to Unvested Shares shall be withheld by the Company for your account. The cash dividends or stock dividends so withheld and attributable to any particular Unvested Share shall be distributed upon the vesting of the Award Shares and, to the extent such shares are forfeited, such dividends will also be forfeited.

Director Restricted Stock Award Agreement – April 2020

EXHIBIT 10.15
Acknowledgement and Agreement

By accepting this Award on the terms set forth in the RSA Documents, you represent and warrant to the Company that:
(a) you have received a copy of the RSA Documents, under which the Award is granted and governed;
(b) you have read and reviewed the RSA Documents in their entirety;
(c) you fully understand all provisions of the RSA Documents;
(d) you hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan regarding questions arising under the RSA Documents;
(e) your rights to any shares underlying this Award are conditioned upon you satisfy the Vesting Conditions in this Notice and other terms in the RSA Documents; and
(f) nothing in the RSA Documents bestows upon you any right to continue your current service on the Board of Directors for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause.
By accepting this Award, I hereby acknowledge receipt of this Award granted on the date shown above, which has been issued to me under the terms and conditions of the RSA Documents, and I hereby agree to the terms and conditions of such RSA Documents. I further acknowledge receipt of the Plan Prospectus, as well as a copy of the Plan and the Agreement and agree to conform to all of the terms and conditions of the attached Agreement and the Plan.

By accepting this Award, I hereby acknowledge receipt of this Award granted on the date shown above, which has been issued to me under the terms and conditions of the RSA Documents, and I hereby agree to the terms and conditions of such RSA Documents. I further acknowledge receipt of the Plan Prospectus, as well as a copy of the Plan and the Agreement and agree to conform to all of the terms and conditions of the attached Agreement and the Plan.
Director Restricted Stock Award Agreement – April 2020